Delaware Group(r) Global & International Funds
Form N-SAR Exhibit List
May 31, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group(r) Global & International Funds (the
"Trust"), on behalf of Delaware Emerging Markets Fund, Delaware Global Value Fund, Delaware
International Value Equity Fund and Delaware Focus Global Growth Fund (each, a "Fund"), held on November 12, 2009 and reconvened on December 30, 2009, January 4, 2010 and March 16,
2010, the shareholders of the Fund voted to (i) elect a Board of Trustees for the Trust; and to (ii)
approve a new investment advisory agreement between the Trust, on behalf of each Fund, and
Delaware Management Company.  At the meeting, the following people were elected to serve as
Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S. Landreth,
Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In addition,
Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1.  To elect a Board of Trustees for the Trust.

Thomas L. Bennett
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
54,635,796.707
58.925%
94.750%
3,027,323.011
3.265%
5.250%

Patrick P. Coyne
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
54,621,982.830
58.910%
94.726%
3,041,136.888
3.280%
5.274%

John A. Fry
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
54,625,571.087
58.914%
94.732%
3,037,548.631
3.276%
5.268%

Anthony D. Knerr
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
54,523,432.205
58.803%
94.555%
3,139,687.513
3.387%
5.445%

Lucinda S. Landreth
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
54,576,359.340
58.861%
94.647%
3,086,760.378
3.329%
5.353%

Ann R. Leven
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
54,503,938.518
58.782%
94.521%
3,159,181.200
3.408%
5.479%

Thomas F. Madison
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
54,575,603.455
58.860%
94.646%
3,087,516.263
3.330%
5.354%

Janet L. Yeomans
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
54,558,462.622
58.841%
94.616%
3,104,657.096
3.349%
5.384%

J. Richard Zecher
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
54,503,088.046
58.781%
94.520%
3,160,031.672
3.409%
5.480%

2.  To approve a new investment advisory agreement between the Trust, on behalf of each Fund, and Delaware Management Company, a series of Delaware Management Business Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Group Global & International Funds

Delaware Emerging Markets Fund
SHARES VOTED FOR 33,598,656.714
SHARES VOTED AGAINST .000
SHARES VOTED WITHHELD 46,067.000

Delaware Global Value Fund
SHARES VOTED FOR 2,579,760.158
SHARES VOTED AGAINST 86,007.879
SHARES VOTED WITHHELD 95,455.091

Delaware International Value Equity Fund
SHARES VOTED FOR 12,379,207.865
SHARES VOTED AGAINST 305,857.297
SHARES VOTED WITHHELD 449,933.199

Delaware Focus Global Growth Fund
SHARES VOTED FOR 415,608.481
SHARES VOTED AGAINST .000
SHARES VOTED WITHHELD .000

SUB-ITEM 77D:  Policies with respect to security investments

Policies with respect to security investments incorporated into this filing by reference to three
497(e) filings which occurred on December 3, 2009, May 26, 2010 and May 26, 2010 (SEC
Accession Nos. 0001206774-09-002261, 0000875610-10-000009 and 0000875610-10-000010,
respectively).

Sub-Item 77I: Terms of new or amended securities.

Delaware Macquarie Global Infrastructure Fund (the "Fund") was launched on December 31,
2009. The Fund's prospectuses and Statement of Additional Information are incorporated herein by reference to (1) the 485BPOS filing as filed with the Securities and Exchange Commission on
December 31, 2009 (SEC Accession No. 0001206774-09-002468) and (2) the 497(c) filing on
January 14, 2010 (SEC Accession No. 0001206774-10-000032).

 SUB-ITEM 77.Q.1(a):  Investment Management Agreement (January 4, 2010) between
Delaware Group Global & International Funds and Delaware Management Company, a series of
Delaware Management Business Trust, attached as Exhibit.

SUB-ITEM 77.Q.1(b):  Amendment No. 1 to Exhibit A (March 16, 2010) to the Investment
Management Agreement between Delaware Group Global & International Funds and Delaware
Management Company, a series of Delaware Management Business Trust, attached as Exhibit.

SUB-ITEM 77.Q.1(c):  Certificate of Amendment (August 18, 2009) to Agreement and
Declaration of Trust of Delaware Group Global & International Funds attached as Exhibit.